Exhibit 10(q)

AMENDMENT OF EMPLOYMENT AGREEMENT

This Amendment of Employment Agreement (this “Amendment”) is made effective as of the 16th day of February, 2004 (the “Effective Date”), by and between Newmont Global Employment Limited Partnership (the “Company”) and Pierre Lassonde (“Executive”).

RECITALS

A. The Company and the Executive have entered into that certain Employment Agreement having an effective date of February 16, 2003 (the “Agreement”).

B. The Company and the Executive desire to amend certain terms and conditions contained within the Agreement.

AGREEMENT

In consideration of the mutual agreements contained herein, the Company and the Executive agree as follows:

1. Capitalized terms used and not otherwise defined in this Amendment shall have the meanings respectively assigned to them in the Agreement.

2. The Agreement is amended as follows:

a. Section 1.b. is deleted in its entirety and replaced with the following:

“b. Secondment: The Executive acknowledges and agrees that the Company, in its sole discretion, may second the Executive to the Company’s indirect parent corporation, Newmont Mining Corporation, a Delaware corporation (“NMC”), to the Company’s affiliate, Newmont USA Limited, a Delaware corporation (“Newmont USA”), and/or to any other affiliate of the Company (as such term is defined in Section 2.a., below), with or without a written secondment agreement, for all or any part of the Term. In the event of such secondment, the Executive will operate as a seconded employee of NMC, Newmont USA, or such other affiliate, as applicable.”

b. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. In the event of a conflict between the terms of this Amendment and the terms of the Agreement, such conflict shall be resolved in favor of this Amendment. Except to the extent specifically modified by this Amendment, the terms and conditions of the Agreement shall remain in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of Colorado without regard to principles of conflict of laws.

IN WITNESS WHEREOF, the parties have executed this Amendment as of this 26th day of February, 2004, intending the same to be effective for all purposes as of the Effective Date.

Newmont Global Employment Limited Partnership

By: Newmont USA Limited, its general partner

/s/ Robert J. Bush	/s/ Pierre Lassonde
Name: Robert J. Bush	Pierre Lassonde
Its: Vice President, Administration and Human Resources

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